                                                                Exhibit 5.0
                                GOULD & WILKIE
                           One Chase Manhattan Plaza
                           New York, New York 10005
                                (212) 344-5680

                                               October   , 1995

Judicate, Inc.
The Bellevue
200 South Broad Street
Suite 800
Philadelphia, PA  19102

Dear Sirs:

Reference is made to Registration Statement on Form S-3 (the
"Registration Statement") filed on October 20, 1995 by Judicate, Inc.
(the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 5,817,444 shares of the Company's common stock, par value $.0001 per share (the "Shares"). 2,643,200 of these shares were previously issued in November 1994 in two private placements. 61,824 of these shares were previously issued in July 1994 as compensation for placement agent services in connection with an exchange offer of the Company's Series II Warrants for the Company's Series I Warrants. 250,000 of these shares were previously issued in March 1994 pursuant to a consulting agreement. 100,464 of these shares were previously issued in July 1994 upon the exercise of warrants granted as compensation for placement agent services. 2,135,000 of these shares were issued prior to the effective date of the Registration Statement upon the exercise of certain of the Company's Series III Warrants. 626,956 of these shares were issued prior to the effective date of the Registration Statement upon the exercise of certain options to purchase shares of the Company's Common Stock granted pursuant to a consulting agreement.

We have examined the Restated Certificate of Incorporation and By-Laws of the Company and have examined and relied upon the originals or copies certified to our satisfaction of such records of meetings of directors and stockholders of the Company and such other documents as in our judgement are necessary or appropriate to enable us to render the opinion expressed below.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Judicate, Inc.                      -2-                  October   , 1995

On the basis of the foregoing, we advise you that, in our opinion, the Shares have been duly and validly authorized for issuance by the Company and, upon issuance thereof and the payment therefor, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                               Sincerely,